[EQUITY]    $1,370,250
[DEBT]     0
[CONVERTIBLE]     0
[OTHER]     0

As filed with the Securities and Exchange Commission on October 8, 1999. Commission File No. 0-20598

                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ________________________

                               AMENDMENT NO. 1
                                    TO
                      REGISTRATION STATEMENT ON FORM S-3

                      Under The Securities Act of 1993
                            ________________________

                               DEFINITION, LTD.
           (Exact name of Registrant as specified in its charter)

     NEVADA                                    				 75-2293489
(State or other jurisdiction of                				(IRS Employer
incorporation or organization)                					Identification No.)

4625 W. Nevso Drive, Suite 2, Las Vegas, NV 89103, (702) 257-2367
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

Charles Kiefner
Chairman
Definition, Ltd.
4625 West Nevso Drive, Suite 2
Las Vegas, Nevada 89103
(702) 257-2367
(Name and address, including zip code, and telephone number, including area code, of agents for service)

----------------------------------------------------------------------------
Copy to:

CHARLES A. CLEVELAND, P.S.
Charles A. Cleveland, Esquire
1212 North Washington, Suite 304
Spokane, Washington 99201-2401
(509) 326-1029

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement has become effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

_______________________________________________________________________
                    Calculation Of Registration Fee
	                                  	Proposed  	     Proposed
                                   	maximum      	  maximum
                                   	offering price  aggregate offering
Title of Securities 	Amount to be   price per     	 price per share
to be registered 	   share [1] price[1] price       [1]

Common Stock,
$0.001 par value    	1,631,250 shares $0.84[1]      $1,370,250

__________________
Amount of Registration fee $ 384.00 [2]
____________________________________________________________________________
[1] The maximum offering price was calculated pursuant to Rule 457(c), based upon the closing bid price for the Common Stock on September 16, 1999.
[2] Minimum fee.

                                 DEFINITION LTD.
         Cross Reference Sheet Required by Item 501(b) of Regulation S-K

Form S-3 Item Number and Caption               			Caption in Prospectus
--------------------------------                  ----------------------
1.  Forepart of Registration Statement        				Facing Page of Registration
    and Outside Front Cover Page              				Statement and Cover Page of
    of Prospectus                             				Prospectus

2.  Inside Front and Outside Back             				Inside Cover Page of
    Cover Pages of Prospectus                     Prospectus
                                              				and Outside Cover Page of
                                            						Prospectus

3.  Summary Information, Risk                 				Not Applicable
    Factors and Ratio of Earnings to
    Fixed Charges

4.  Use of Proceeds                         				 	Not Applicable

5. Determination of Offering Price           				 Not Applicable

6. Dilution                                  					Not Applicable

7. Selling Security Holders                   				Sales by Selling Shareholders

8. Plan of Distribution                    				  	Cover Page of Prospectus and
                                            						Sales by Selling Shareholders

9. Description of Securities to               				Grant of Stock Bonus; and
   be Registered                             					Sales by Selling Shareholders

10.Interest of Named Experts                   			Not Applicable
   and Counsel

11.Material Changes                        					  Not Applicable

12.Incorporation of Certain Information       				Incorporation of Certain
   by Reference                            	  				Information by Reference

13.Disclosure of Commission Position           			Indemnification
   on Indemnification or Securities
   Act Liabilities

                                  PROSPECTUS

                                DEFINITION, LTD.

                       1,631,250  Shares of Common Stock
                         ($0.001 par value per share)

The shareholders named in the table included in the "Selling Shareholders" section of this prospectus, which begins on page 10, are offering all of the shares of common stock covered by this prospectus. Those people are called selling shareholders and will be referred to throughout this document as the "Selling Shareholders".

We will not receive any of the proceeds from such sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

The Selling Shareholders may sell all or a portion of their stock at any time whether through a broker, or otherwise. The stock will generally be sold at the market price or whatever price is negotiated.

Our common stock is quoted on the OTC Electronic Bulletin Board (Symbol: DFNL). On September 16, 1999, the closing price of the common stock was $0.84 per share.

See "Risk Factors" beginning on page 8 for a description of certain factors that should be considered by purchasers of the common stock.

We have not, nor has any individual named in this prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus. This prospectus does not constitute an offer to sell or solicitation of an offer to buy.

      We have filed a registration statement on Form S-3 in respect of the common stock offered by this prospectus with the Securities and Exchange Commission under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
___________

This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

The date of the Prospectus is September 22, 1999.

                              TABLE OF CONTENTS

Where You Can Find More Information.........................................6
Forward-Looking Statements    .............................................	7
About Us...................................................................	7
Risk Factors...............................................................	8
Use of Proceeds...........................................................	10
Selling Stockholders......................................................	10
Plan of Distribution......................................................	11
Our Common Stock..........................................................	12
Indemnification...........................................................	13
Legal Matters.............................................................	14
Experts...................................................................	14

                       WHERE YOU CAN FIND MORE INFORMATION

We must file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, DC, New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our file number is File
No. 0-20598. In addition, our proxy and information statements and other information about us can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 R Street, N.W., Washington,
D.C. 20006.

      The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.

Information in this prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

(1) The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 1998;
(2) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1999.
(3) The Company's Quarterly Report on Form 10-QSB for the period ended June 30,1999; and
(4) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modified or supersedes such statement.
Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary,
Definition, Ltd.
4625 West Nevso Drive, Suite 2
Las Vegas, Nevada 89103
telephone (561)844-7701

Information on our website is not part of this prospectus.

                          FORWARD LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" or similar words. You should read statements that contain these words carefully for the following reasons:

         -     the statements discuss our future expectations;
         - the statements contain projections of our future earnings or of our financial condition; and
         -     the statements state other "forward-looking" information.

         We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed above, as well as any cautionary language in or incorporated by reference into this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in the above risk factors, elsewhere in or incorporated by reference into this prospectus and other events that we have not predicted or assessed could have a material adverse effect on our earnings, financial condition and business. If the events described above or other unpredicted events occur, then the trading price of our common stock could decline and you may lose all or part of your investment.

                                 ABOUT US

We were formed on March 13, 1989 in the State of Nevada. Originally we acquired the rights and license to sell and exploit commercially a patented stone hot plate that operated without electrical connection, in the United States, Canada, Mexico and the West Indies. We also obtained and further enhanced procedures for the development, decoration, establishment and operation of restaurants in the United States and such other countries using the Stone Grill for tabletop cooking. From 1989 to 1993, we tried to market and sell the Stone Grill cooking and its Stone Grill products and, even tested a restaurant in 1991. During 1993, we decided not to continue in the restaurant business. We sold all of our interest to Stone Grill Restaurants, Inc., a related company.

During 1994, we started to acquire the materials to do business in interactive media and communications. We started to acquire programming, a broadcast film library, computers, video, studio, broadcast and cable equipment and pre-paid air time.

Our business includes the production of direct response programming, and interactive programming for use around the world, including educational software, infomercials, interactive computer media, video and the sale of television advertising. Our primary station is WAQ-TV 19, in West Palm Beach, Florida. We also sell outside the U.S., copies of video, film clips and programming from our broadcast film library. Our library contains many programs, documentaries, newsreels, music books and educational footage. We are also involved with the production of television programs for broadcast in the West Palm Beach, Florida, and the Dallas/Fort Worth, Texas areas.
We also produce one-hour infomercials for video and cable television broadcast.

We are seeking to develop customers and sales utilizing the "Internet". We are working with World Wide Marketing, a Europe-based firm ("WWM"). We bring into the United States art, art objects and craft items from Italy, which are being sold at auction by Sotheby Auctioneers in cooperation with Hofstra University, Hempstead, New York. Most of the items we import are obtained from large and small vendors and craftsmen located primarily in the Verona, Italy, area.

                                RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

PROBLEMS WITH LOW-POWER TELEVISION STATIONS. Our primary business is a community (low-power) television station. We have to compete with other far more powerful television stations and cable-television stations and other means of advertising, like radio or newspapers.

OPERATIONS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION - If our business is alleged or found to violate television broadcasting and applicable laws set by the Federal Communications Commission, our revenue and earnings could materially decrease.

Our business is subject to extensive, frequently changing, federal, state and local regulation regarding the following:

-     prohibitions and limitations on types of advertising;
-     television licensing requirements;
-     health and safety requirements;

environmental concerns, such as electrical or signal transmissions;

changing technology requirements.

         Some of these laws may restrict or limit our business. Much of this regulation, particularly technology requirements, is complex and open to differing interpretations. If any of our operations are found to violate these laws, we may be subject to severe sanctions or be required to alter or discontinue our operations. If we are required to alter our practices, we may not be able to do so successfully. The occurrence of any of these events could cause our revenue and earnings to decline.

WE MAY NOT BE PROFITABLE OR GENERATE CASH FROM OPERATIONS IN THE FUTURE.

--     We have incurred significant losses in the last several years. We intend to continue to expend significant financial and management resources on the development of additional products, sales and marketing, improved technology and expanded operations. Although we believe that operating losses and negative cash flows may diminish in the near future, we may not be profitable or generate cash from operations in the foreseeable future.

IF WE DO NOT SECURE ADDITIONAL FINANCING, WE MAY BE UNABLE TO DEVELOP OR ENHANCE OUR SERVICES, TAKE ADVANTAGE OF FUTURE OPPORTUNITIES OR RESPOND TO COMPETITIVE PRESSURES.

--	We require substantial working capital to fund our business. We have had significant operating losses and negative cash flow from operations.
Additional financing may not be available when needed on favorable terms or at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to develop or enhance our services, take advantage of future opportunities or respond to competitive pressures, which could materially adversely affect our business. Our capital requirements depend on several factors, including the rate of market acceptance of our products, the ability to expand our customer base, the growth of sales and marketing and other factors. If capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated.

DEPENDENCE UPON KEY PERSONNEL - If we lose any of our executive officers, or are unable to attract and retain qualified management personnel and directors, our ability to run our business could be adversely affected and our revenue and earnings could decline.

--	We are dependent upon the services and management skills of our executive officers, Donna Anderson, President/Chief Executive Officer and Charles R. Kiefner, Chairman of the Board and Secretary. Mr. Kiefner has been with us since August, 1997. We have not entered into employment agreements with Ms. Anderson and Mr. Kiefner. We do not maintain key man life insurance on either officer. Further, our growth strategy will depend, in part, on our ability to attract and retain additional key management, marketing and operating personnel.

CONTROL BY EXISTING MANAGEMENT - Certain members of our board of Directors own a significant portion of our outstanding common stock.

--	Our Board of Directors, officers and their respective affiliates beneficially own 58.5% of our outstanding common stock. Although these persons do not have any agreements or understandings to act or vote in concert, any such agreement, understanding or acting in concert would make it difficult for others to elect the entire Board of Directors, or to control the disposition of any matter submitted to a vote of shareholders.

THE VALUE OF OUR STOCK HAS IN THE PAST AND MAY IN THE FUTURE CHANGE SUDDENLY AND SIGNIFICANTLY. The trading price of our common stock has been subject to significant fluctuations to date and could be subject to wide fluctuations in the future, in response to many factors, including the following:

  . Quarter-to-quarter variations in our operating results, . New Licensing requirements,
  . General conditions in the markets for our products or the television industry,
  . The price and availability of advertising revenue, . General financial market conditions, or . Other events or factors.

In this regard, we do not endorse or accept responsibility for the estimates or recommendations issued by stock research analysts from time to time. The volatility of public stock markets, and media stocks specifically, have frequently been unrelated to the operating performance of the specific companies. These market fluctuations may adversely affect the market price of our common stock.

PROPRIETARY PROTECTION. As part of our business we have tried to build up a library of films to be used for infomercials, documentaries, movies, newsreels and educational films. Our products may not be protected by registered copyrights, and we have not filed any copyright applications in any jurisdiction. The lack of copyright protection may limit our ability to distinguish ourselves from other industry competitors. In addition, while we license our films to purchasers and restrict unauthorized use under our licensing provisions, this does not protect us from an erosion of potential revenue due to illicit use and piracy.

                               USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the shares of our common stock by the Selling Shareholders.

                            SELLING SHAREHOLDERS
The following table lists (a) the name of the Selling Shareholders (b) the number of shares of common stock beneficially owned by each Selling Shareholder prior to the offering (c) the number of shares being offered under this prospectus by such Selling Shareholders; and (d) the number of shares of common stock beneficially owned by each Selling Shareholder after the completion of the offering. The table assumes that the Selling Shareholders will sell all shares they are offering under this prospectus, and that the Selling Shareholders will not acquire additional shares of our common stock prior to completion of this offering. The shares are being registered to permit secondary trading of the Shares, and the Selling Shareholders may offer such shares for resale from time to time. See
"Plan of Distribution.".

                      				Number of	             		 Shares to 	    Percentage
Name of                 		Shares    	Shares to     	Be Owned       To Be Owned
Selling Shareholder     		Owned     	Be Offered    	After Offering After
                                                                   Offering
------------------        ------     ----------     -------------  --------
CHARLES R. KIEFNER		      3,488,450	 300,000		      3,188,450 	    26.88%
238 Wilshire Boulevard
Casselberry, Florida 32707

GUY E. EVANS          			    73,500   26,250 	         47,250       	0.4%
P O Box 12978
Jackson, Mississippi

ROBERT GOLDMAN          		  225,000	 225,000	             		0         	0
1510 W. Montana Street
Chicago, Illinois 60604

BIANCA HODGE		              100,000  100,000              		0          	0
48 Sunset Avenue
Farmingdale, New York 11735

THE B.N.K. CORPORATION	     100,750 	100,000   	          750           0
238 Wilshire Boulevard, Suite 149
Casselberry, Florida 32707

STERLING CONSULTING CO.	    500,000 	500,000             			0           0
c/o John Anderson
797 North High Road
Pam Springs, California 92262

LAURA M. KOUGH           		 250,000  250,000             			0          	0
312 P Nicholson Drive
Winter Park, Florida 32792

ROBERT CRAWFORD          		  30,200	  30,000   		         200          	0
61 Crestwood Drive
St. Louis, Missouri 63105

CHARLES A. CLEVELAND       	100,000 	100,000                0          	0
Rock Pointe Center
1212 North Washington, Suite 304
Spokane, Washington 99201-2401
                                       10

(1)	Except as set forth herein, all securities are directly owned and the sole investment and voting power are held by the person named. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of September 15, 1999 upon the exercise of options or warrants.

(2)     	Based upon 11,862,873 shares of Common Stock issued and outstanding.
Each beneficial owner's percentage is determined by assuming that all such exercisable options or warrants that are held by such person (but not those held by any other person) have been exercised.

                              PLAN OF DISTRIBUTION

The Company has been advised by the Selling Shareholders that they intend to sell all or a portion of their Shares offered by this prospectus from time to time. These sales may be made:

      -     on the over-the-counter market;
      -     to purchasers directly;
      - in ordinary brokerage transactions in which the broker solicits purchasers;
      - through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;
      - through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;
      - through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;
      - through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;
      -     in any combination of one or more of these methods; or
      -     in any other lawful manner.

The Selling Shareholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, such Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act and any compensation received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such Shares, from such purchaser). Brokerage fees may be paid by the Selling Shareholder, which may be in excess of usual and customary brokerage fees. Broker-dealers may agree with the Selling Shareholders to sell a specified number of Shares at a stipulated price, and, to the extent such a broker-dealer is unable to do so acting as agent for any Selling Shareholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer's commitment to such Selling Shareholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the over-the-counter Bulletin Board, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above.

         Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         The Selling Shareholders will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the Common Stock by the Selling Shareholders. All of the foregoing may affect the marketability of the Common Stock.

We will pay substantially all the expenses incident to this offering of Shares by the Selling Shareholders, other than brokerage and selling fees.
The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts.
We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act.

         In order to comply with certain states' securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and we or Selling Shareholders comply with the applicable requirements.

      We may be required to file a supplemental prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain:

      (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller,
      (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and
      (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

                           DESCRIPTION OF SECURITIES
Common Stock
We can issue up to 50,000,000 shares of Common Stock, $0.001 par value per share. Our stockholders are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. A majority of our outstanding Common Stock can elect the entire Board of Directors of the Company. Our bylaws say that a majority of the outstanding shares is a quorum for shareholders' meetings, except if the bylaws or a law say otherwise.

Our Shareholders have no preemptive rights to acquire additional shares of Common Stock or other securities. Our Common Stock is subject to redemption and will carry no subscription or conversion rights. If we liquidate, our Common Stock will be entitled to share equally in corporate assets after satisfaction of our bills. The shares of Common Stock, once issued, is fully paid and non-assessable.

Our stockholders can receive dividends if the Board of Directors decides to do so and if we have the funds legally available. We intends to expand our business through reinvesting our profits, if we have any, and don't expect to pay dividends.

Our Directors have the authority to issue shares without action by the shareholders.

Transfer Agent
The transfer agent for the shares of Common Stock of the Company is Corporate Stock Transfer, 370 17th Street Suite 2350, Denver, Colorado 80202.

                                INDEMNIFICATION

Our Articles of Incorporation, as amended, limit, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

Nevada law provides that Nevada corporations may include within their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in their articles of incorporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Nevada law provides that Nevada corporations may eliminate or limit the personal liability of its directors and officers. This means that the articles of incorporation could state a dollar maximum for which directors would be liable, either individually or collectively, rather than eliminating total liability to the full extent permitted by the law.

Our Charter provides that a director or officer is not be personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or
(ii) the payment of distribution in violation of Nevada Revised Statures, Sec 78.300. In addition, Nevada Revised Statutes, Sec 78.751 and Article VII of our Bylaws, under certain circumstances, provided for the indemnification of the officers and directors of the Company against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is set forth in the following paragraph, but such summary is qualified in its entirety by reference to Article VII of our Bylaws.

In general, any director of officer (an "Indemnitee") who was or is a party to, or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action or suit (including, without limitation, an action, suit or proceeding by or in the right of us), whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that the Indemnitee is or was a director or officer of us or is or was serving in any capacity for us as a director, officer, employee, agent, partner or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by us for actions taken by the Indemnitee and for all omissions to the full extent permitted by Nevada law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding.
The rights to indemnification specifically include the right to reimbursement by us for all reasonable costs and expenses incurred in connection with the Proceeding and indemnification continues as to an Indemnitee who has ceased to be a director or officer. The Board of Directors may include employees and other persons as though they were Indemnitees. The rights to indemnification are not exclusive of any other rights that any person may have by law, agreement or otherwise.

The Bylaws also provide that we can purchase and maintain insurance or make other financial arrangements on behalf of any person who otherwise qualifies as an Indemnitee under the foregoing provisions. Other financial arrangements to assist the Indemnitee are also permitted, such as the creation of a trust fund, the establishment of a program of self-insurance, the securing of our obligation ofindemnification by granting a security interest or other lien on any of our assets (including cash) and the establishment of a letter of credit, guaranty or surety.

We and Interactive Systems, Inc., our wholly-owned subsidiary (ISI), have entered into agreements with each of their respective directors, executive officers and significant employees providing for indemnification by us and by ISI of each of them to the extent permitted by our respective Charters and Bylaws.

Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                LEGAL MATTERS

Our attorney, Charles A. Cleveland, P.S., Spokane, Washington will pass upon the validity of the issuance of the shares of common stock offered hereby and certain other legal matters. Charles A. Cleveland, the sole shareholder of the law firm, beneficially owns 100,000 shares of common stock and is a Selling Shareholder.

                                   EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-KSB and 10-KSB/A for the Year ended December 31, 1998 have been audited by Clancy & Co., PLLC, Certified Public Accountants, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing as stated in their report.

                                  PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14. Other Expenses Of Insurance And Distribution

The following sets forth the estimated expenses and costs in connection with the issuance and distribution of securities being registered hereby.
All such expenses will be borne by the Company.
Securities and Exchange Commission Registration Fee...... $ 	     384.00[2]
Accounting Fees and Expenses.............................   		  2,000.00*
Legal Fees and Expenses..................................    		        [1]
Printing expenses........................................   		  2,000.00
Miscellaneous............................................       1,250.00*
                                                                ----------
Total.................................................... 		   	$5,634 [1]
                                                              			======
---------------------

*	Estimated
[1]	Legal Fees will be paid in the form of Common Stock


Item 15. Indemnification Of Directors And Officers.

Nevada Revised Statutes 78.037 is incorporated herein by this reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

ARTICLES AND BYLAWS. The Company's Articles of Incorporation and the Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

Item 16.  Exhibits And Financial Statement Schedules.

Certain of the following exhibits are filed as part of this registration statement.

The following are filed as exhibits to this Registration Statement:
                                                 				        Sequentially
                                                             Numbered
Exhibit No.  	Description
-----------   -----------                                   ------------
Instruments defining the rights of security holders including indentures

4.2		        	Amended and Restated Articles of Incorporation, dated January 13,
              1995, of the Company.  Incorporated by reference to the
             	Company's Annual Report on Form 10-KSB for the fiscal year
              ended December 31, 1998.

4.3 By-laws of the Company, dated January 13, 1995. Incorporated by reference to the Company's Annual Report on Form 10-K, for the
            		fiscal year ended December 31, 1998.

5          			Opinion of Charles A. Cleveland, re: Legality

24.1 	        Consent of Clancy and Co., P.L.L.C., Certified Public Accountants

25.1 	        Consent of Charles A. Cleveland, Attorney At Law Powers of
              Attorney
              (contained on Sequential page   of this Registration Statement)

Item 17.  Undertakings.

The Registrant hereby undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i)      To include any prospectus required by Section
            10(a)(3) of the Act;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to the included in a post-effective amendment by those Paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange
Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 8 day of October, 1999.

                                 DEFINITION, LTD.

                                 By: _____________________________
                                      /s/  Donna Anderson
                                 Title: President, Chief Executive Officer,

                                 By: _____________________________
                        		            /s/  Charles Kiefner
                                 Title: Chairman, Secretary

Date:   October 8, 199

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Donna Anderson, as his/her true and lawful for him and in
his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or Blue Sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                				Title                  			Date
---------                    -----                     -----
__________________        	 	President and Director  	 October 8, 1999.
/s/  Donna Anderson

__________________     	 		  Chairman, Secretary and	  October 8, 1999.
/s/  Charles Kiefner		              Director

__________________		        	Director  		             	October 8, 1999.

/s/  Steven Gallagher
__________________			        Director 			              October 8, 1999.

/s/  Frankie Randall

Exhibit 24.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Definition, Ltd., of our report on examination of the financial statements of Definition, Ltd., for the years ended December 31, 1998 and 1997, dated August 9, 1999, appearing in the Annual Report to Stockholders for the year ended December 31, 1998 and incorporated in the Company's Annual Report on Form 10-KSB and to the use of our name, and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

Clancy & Company, P.L.L.C.
Certified Public Accountants

Phoenix, Arizona
October 8, 1999